                                                                   EXHIBIT 10.36
                          1996 LONG-TERM INCENTIVE PLAN


1. Purpose. The Pinnacle Micro, Inc. 1996 Long-Term Incentive Plan seeks to promote the interest of the Company and its shareholders by assisting the Company to attract, retain and reward executive, managerial and other key employees and consultants and to promote a mutuality of interest between such persons and the Company's shareholders. The Plan allows performance-based stock and cash incentives and other equity-based incentive awards, thereby giving Plan participants a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

      (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

      (b) "Award Agreement" means a written agreement in such form as may from time to time be approved by the Committee, setting forth the terms and conditions of an Award and executed by the Company and the Participant.

      (c)        "Board" means the Board of Directors of the Company.

      (d) "Cause" for an Employee's termination shall be determined by the Board of Directors of the Company; provided, however, that any Employee's written employment agreement which includes a different definition of cause or an analogous provision, shall govern with respect to that Employee.

      (e) "Change in Control" means the occurrence of any of the following events:

                  1) The acquisition after the date hereof in one or more
            transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                  2) During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                  3) Approval by shareholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.


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            Notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because forty (40%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

            Moreover, notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquires Beneficial Ownership of more than the permitted percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

       (f) "Code" means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

       (g) "Committee" means the Compensation Committee of the Board, constituted as provided in Section 3 of the Plan, or any other committee appointed by the Board with responsibility for the administration of the Plan whose members meet the requirements for eligibility to serve set forth in Section 3 of the Plan.

       (h) "Common Stock" means the Common Stock par value $0.001 per share of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

       (i) "Company" means Pinnacle Micro, Inc., a Delaware corporation or any successor corporation.

       (j) "Consultant" means an individual that provides bona fide services to the Company and who is not an employee of the Company.

       (k)       "Director" means a member of the Board.

       (l) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

       (m) "Employee" means key employees (including officers who are members of the Board) of the Company or any Subsidiary; as identified by the Committee.

       (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

       (o) "Fair Market Value" of Common Stock on any date means (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are


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                                                                           10.36


            quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if such prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date established by the Committee in good faith by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

       (p) "Incentive Stock Option" means any Stock Option that is specifically designated by the Committee as an "incentive stock option" within the meaning of section 422 of the Code.

       (q) "Non-Employee Director" except for purposes of Section 3(a), means any Director who is not an Employee of the Company or any Subsidiary.

       (r) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

       (s) "Participant" means an Employee or Non-Employee Director to whom an Award has been made and is outstanding under the Plan.

       (t) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent upon the attainment of specific Performance Objectives during specific Performance Periods.

       (u) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

       (v) "Performance Objectives" means specific targets and objectives established by the Committee using one or more of the following criteria: earnings per share of the Common Stock, return on average stockholders' equity, return on capital, total stockholder returns of the Company, operating cash flow, net income, sales growth, return on sales and return on net assets. Performance Objectives may be absolute or may be based on the results of a peer group of comparable companies established by the Committee. Satisfaction of Performance Objectives shall be determined in accordance with generally accepted accounting principles, as utilized by the Company in its reports filed under the Exchange Act.

       (w) "Performance Period" means a period of not less than one fiscal quarter nor more than three consecutive Company fiscal years for which Performance Objectives have been established.

       (x) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

       (y) "Plan" means this Pinnacle Micro Inc. 1996 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

       (z) "Restriction Period" means the period of time (i) a non-Consultant Participant must remain employed by the Company or any of its Subsidiaries or in such circumstances where an Employee becomes a Non-Employee Director and (ii) a Consultant provides bona fide services to the Company or a Subsidiary, in order for a Restricted Stock Award to vest.

       (aa) "Restricted Stock Award" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan which may be subject to restrictions which lapse over


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            time with or without regard to Performance Objectives, as the
            Committee in its sole discretion shall determine.

       (bb) "Retirement" means retirement from active employment with the Company and its Subsidiaries at any age at which the Participant is entitled to an immediately commencing pension under any retirement plan of the Company or as otherwise determined by the Board of Directors.

       (cc) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or regulation).

       (dd) "Spread" means the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to the Stock Option exceeds the exercise price of a Stock Option.

       (ee) "Stock Appreciation Right" means an Award granted pursuant to the provisions of Section 7 of the Plan, entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

       (ff) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

       (gg) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       (hh) "Ten-Percent Stockholder" means an individual who "owns," as defined in section 424 of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of: (i) the Company, (ii) a Subsidiary, or (iii) a parent corporation of the Company.

       (ii) Window Period" means the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(l)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

3.     Administration.

       (a) The Committee. The Plan shall be administered by a Committee appointed from time to time by the Board and comprised of not less than two of the then members of the Board. To the extent required by Rule 16b-3, each Committee member must be a "non-employee director" as defined, for purposes of this Section 3(a), in Rule 16b-3. Unless the Board determines otherwise, the Committee shall be comprised solely of persons who qualify as "outside" directors for purposes of section 162(m)(4)(C)(i) of the Code. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall have the power to act for the Committee. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by majority vote at a duly called meeting of the Committee, but only if each member of the Committee was given notice of such proposed action one day prior to such written approval.


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       (b)       Powers of the Committee. The Committee is authorized to
            construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees and Non-Employee Directors to whom Awards shall be granted, the number of shares of Common Stock or units to be covered by each of the Awards, and the terms of any such Award. Any good faith determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person claiming under or through them. The Company shall effect the granting of Awards by execution of appropriate Award Agreements. No member of the Committee shall be liable for any good faith act or omission with respect to his or her service on the Committee.

4.     Shares of Common Stock Subject to the Plan.

       (a) Maximum Number of Shares of Common Stock. The maximum number of shares of Common Stock as to which Awards may be granted under the Plan shall be one million five hundred thousand (1,500,000), subject to adjustment, as provided in Section 14 of the Plan. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, counted against this limit shall be the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards, in each case determined as at the dates as of which such Awards are granted. If any Awards are forfeited, terminated or expire unexercised, the shares of Common Stock which had been subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. Fractional shares of Common Stock shall not be issued under the Plan.

       (b) Certain Limitations. The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during any fiscal year to any Employee shall not exceed 100,000 and the maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be granted during any fiscal year to any Participant should not exceed 100,000; however, the maximum number of shares of Common Stock with respect to which Awards may be granted during any fiscal year to any Employee shall not exceed 100,000. The maximum dollar value with respect to Awards (other than Stock Options and Stock Appreciation Rights payable in shares of Common Stock) that are intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code which may be paid in any fiscal year during any particular Performance Period to any Employee shall be One Million dollars ($1,000,000).

5. Eligibility. Awards may be granted from time to time to Employees and Consultants as the Committee, in its discretion, shall determine. In making Awards, the Committee shall take into account the duties of prospective Awardees, their present and potential contributions to the success of the Company and any of its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. Stock Options. Stock Options granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options or (iii) a combination of the foregoing. The Award Agreement shall designate the extent to which a Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:



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       (a)       Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

       (b) Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of a Stock Option be less than One Hundred Percent of the Fair Market Value of a share of the Common Stock on the date of the grant of such Stock Option. In addition, in the case of an Employee who is a Ten-Percent Shareholder at the time an Incentive Stock Option is granted, the exercise price of an Incentive Stock Option shall not be less than One Hundred Ten Percent of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

       (c) Option Term. The term of each Stock Option shall be fixed by the Committee, except that such term shall not exceed ten years. In the case of a grant of an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder at the time of grant, the term of an Incentive Stock Option shall not exceed five years.

       (d) Exercisability. A Stock Option shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 12 of the Plan or in the relevant Award Agreement, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ or service (including service as a director) of the Company or a Subsidiary and has been continuously serving or so employed since the date the Stock Option was granted.

       (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash, in shares of Common Stock already owned by the Participant (subject to the requirements of Rule 16b-3) or any combination of cash and such shares. No shares of Common Stock shall be issued until full payment has been made therefor. The Committee will establish procedures whereby a Participant (subject to requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws) can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. The Committee shall establish the administrative procedures and policies its deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

       (f) Special Rules for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the options' grant) of the Common Stock with respect to which Incentive Stock Options first become exercisable by the Participant during any calendar year (under all such plans of the Participant's employer corporation and its parent, and Subsidiaries, if any), exceeds $100,000, the options shall not be an Incentive Stock Option. For purposes of the preceding sentence, Stock Options shall be taken into account in the order in which they were granted. Any Stock Option granted under the Plan which is intended to be an Incentive Stock Option, but which is in excess of the limitation set forth in this Section shall to that extent be a Non-Qualified Stock Option. Incentive Stock Options shall not be granted after the 10th anniversary of the Plan's adoption by the Board.

7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:


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       (a)       Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or independent of a Stock Option or any other Award under the Plan.

       (b) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. A Stock Appreciation Right granted in tandem with a Stock Option will entitle the Participant, upon exercise of the Stock Appreciation Right to surrender all or part of the unexercised portion of that tandem Stock Option and to receive the Spread for the number of shares of Common Stock which could have been acquired under the surrendered Stock Option. Each Stock Appreciation Right granted in tandem with a Stock Option shall be exercisable to the extent, and only to the extent, the related Stock Option is exercisable. Each Stock Appreciation Right shall be for such term as the Committee may determine, not to exceed 10 years and may expire prior to the term of a tandem Stock Option. Each Stock Appreciation Right granted on a stand alone basis shall be exercisable to the extent, and for such term, as the Committee may determine. Except as provided in Section 12 of the Plan or in the relevant Award Agreement, no Stock Appreciation Right may be exercised unless the holder thereof is at the time of such exercise in the employ or service (including service as a director) of the Company or a Subsidiary and has been continuously so employed since the date the Stock Appreciation Right was granted.

       (c) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock or any combination thereof, as the Committee shall determine except that for any Stock Appreciation Right exercised on or subsequent to a Change in Control payment shall be in cash.

       (d) Special Rules for Stock Appreciation Rights Granted in Tandem with Incentive Stock Options. With respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options, the following rules shall apply:

            (i) The Stock Appreciation Right shall not be exercisable unless the Spread on the related Incentive Stock Option is positive.

            (ii) In no event shall any amounts paid per share pursuant to the Stock Appreciation Right exceed the Spread on the date of exercise of the related Incentive Stock Option.

            (iii) The Stock Appreciation Right must expire no later than the last date on which the related Incentive Stock Option can be exercised.

8. Restricted Stock Awards. Restricted Stock Awards may be subject to restrictions which lapse over time. They may be granted with or without regard to Performance Objectives for a specific Performance Period. Restricted Stock Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

       (a) Restricted Stock Awards. A Restricted Stock Award is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares on termination of employment for specified reasons within a specified period of time.

       (b) Grants of Awards. Restricted Stock Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted


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                Stock Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Stock Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Stock Award made to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate for those shares of Common Stock. This certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. This certificate shall be held in custody by the Company until the restrictions on it have lapsed or been removed.

        (c) Performance Objectives. If the Committee determines that a Restricted Stock Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the Restricted Stock Award shall be subject to the attainment of Performance Objectives for a Performance Period. Specific Performance Objectives shall be established in writing no later than the number of days equal to 25% of the applicable Performance Period after the commencement of the Performance Period to which the Performance Objectives relate. In establishing the Performance Objectives, the Committee shall also establish a schedule setting forth the portion of the Restricted Stock Award which will be earned based on the degree of achievement of the Performance Objectives, as determined by the Committee. Except to the extent it would cause a Restricted Stock Award intended to qualify as performance-based compensation to fail so to qualify, the Committee may at any time adjust the Performance Objectives, change any schedule of vesting, change the way Performance Objectives are measured or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such action. The Committee shall not have the discretion to increase a Restricted Stock Award which is intended to constitute performance-based compensation under the Code.

        (d) Restriction Period. In order for a Participant to vest in a Restricted Stock Award, the Participant must remain in the employment or service (including service as a director) of the Company or its Subsidiaries, subject to relief for specified reasons, for the Restriction Period set forth in the Award Agreement. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Unless otherwise restricted by the provisions of Section 8(c), upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period if the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Stock Award or portion thereof, as the case may be. If the Restricted Stock Award is intended to constitute performance-based compensation under the Code, as soon as practicable after the end of the applicable measurement period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives, if any, have been met and the extent to which Restricted Stock Awards are payable.

        (e) Performance Periods. The Committee may establish Performance Periods applicable to Restricted Stock Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

        (f) Rights as a Shareholder. Subject to any restrictions set forth in the applicable Award Agreement, with respect to the shares of Common Stock received under a Restricted Stock Award, a Participant shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Subject to any restrictions set forth in the applicable Award Agreement, stock dividends issued with respect to the shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Award with respect to which such dividends are issued.


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                                                                        10.36

9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants, or a combination of both as determined by the Committee at the time of grant. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

        (a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period.

        (b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period.

        (c) Grants of Awards. Performance Awards may be granted under the Plan in such form and to such Participants as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant. The Committee may impose different terms and conditions on any particular Performance Award made to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument granting a specified number of Performance Equity Grants or Performance Unit Grants and designating the Performance Period, the Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to shares of Common Stock receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee.

        (d) Performance Periods. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

        (e) Performance Objectives. If the Committee determines that a Performance Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the special provisions of Section 8(c) shall apply.

        (f) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period. Payment shall be made in cash, in shares of Common Stock (the number to be determined based on Fair Market Value at the conclusion of such Performance Period) or in any combination thereof, as the Committee in its sole discretion shall determine.


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
                                                                           10.36


10. Deferral Elections. The Committee in its sole discretion may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest or earnings on the deferred amounts, (b) the payment or crediting of dividend equivalents on deferrals of Common Stock and
(c) the election procedures a Participant must use.

11. Deferral Elections. The Committee may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible payment or crediting or reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect to deferrals credited in shares of Common Stock.

12.     Termination of Employment or Service. Except as otherwise provided in
Section 15(a) or an Award Agreement, upon termination of a Participant's employment with the Company or any of its Subsidiaries or a Non-Employee Director's service with the Company or a Consultant's service to the Company, as the case may be, the Participant (or in the case of death, the persons to whom the Award is transferred by will or the laws of descent and distribution) may exercise the Award during the following periods of time (but in no event after the normal expiration date of such Award) to the extent the Participant was entitled to exercise the Award at the date of termination:

          (i) in the case of death, Disability or Retirement, the Award shall remain exercisable for one year after the date of termination;

         (ii) in the case of termination for Cause, the Award shall remain exercisable for 5 Company working days following such termination and shall thereafter be no longer exercisable; and

        (iii) in the case of termination for any other reason, the Award shall remain exercisable for 90 days after the date of termination.

To the extent the Award is not exercised within the foregoing periods of time, the Award shall automatically terminate at the end of the applicable period of time.

13. Non-transferability of Awards. Except as permitted by the Committee, no Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

14.     Changes in Capitalization.

        (a)             No Effect on Power to Make Changes in Capitalization.
                The existence of the Plan and the Awards granted hereunder shall not affect or restrict the right of the Board or the shareholders of the Company to make any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, to merge or consolidate the Company with another entity, issue bonds, debentures or preferred or prior preference stocks ahead of or affecting the Company's capital stock, to dissolve or liquidate the Company or to sell or transfer any part of its assets or business, or to engage in any other corporate act or proceeding.

        (b) Adjustments. In the event of changes in all of the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations or similar events, or in the event


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
                                                                           10.36


                extraordinary cash or non-cash dividends are declared with respect to outstanding shares of Common Stock or other similar transactions, the number and class of shares of Common Stock available under the Plan in the aggregate, the number and class of shares of Common Stock subject to Awards theretofore granted, the number of Stock Appreciation Rights theretofore granted, applicable purchase prices, applicable Performance Objectives for the Performance Periods not yet completed and performance levels related thereto, and all other applicable provisions, shall be equitably adjusted by the Committee, as determined by the Committee in its sole discretion.

                Any adjustments made pursuant to this Section may provide for the elimination of any fractional share of Common Stock which might otherwise become subject to an Award.

15.     Change in Control.

        (a)             Special Treatment. In the event of a Change in Control
                (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control and (iii) all Performance Awards shall be deemed to have been fully earned as of the date of the Change of Control. Moreover, the Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose: (a) grant Awards that become exercisable only in the event of a Change in Control, (b) provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and (c) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control.

        (b) Restrictions on Benefits. Notwithstanding the provisions of Section 15(a), the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to the Plan (or otherwise) (excluding those payments made pursuant to an agreement with the Company that specifically provides otherwise), shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the special treatment described in clauses (i) and (ii) of Section 15(a) shall be reduced or eliminated by the Committee in order that this limitation not be exceeded; provided, however, that this provision shall not apply if the Employee's written employment agreement contains a comprehensive parachute provision with conflicting terms. For purposes of this Section, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Code section 280G. It is the intention of this Section to avoid excise taxes on the Participant under Code section 4999 or the disallowance of a deduction to the Company pursuant to Code section 280G. Acceptance of an Award constitutes the Participant's agreement to this Section of the Plan.

16. Amendment and Termination. The Board may amend or terminate the Plan at any time, but no amendment shall be made without the approval of the stockholders of the Company if stockholder approval under section 422 of the Code or Rule 16b-3 would be required or if it would change the material terms of performance goals that were previously approved by the Company's stockholders, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision (unless the Board determines that such approval is not necessary to avoid loss of a deduction under section 162(m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable). No amendment of the Plan or any Award granted under the Plan shall impair any Participant's rights, without his or her consent, under any Award theretofore granted under the Plan.

17.     Miscellaneous.

        (a) Tax Withholding. The Company shall have the right to deduct or withhold any taxes, including transfer taxes, of any kind required by law to be withheld with respect to such payments

                                                                           10.36



                under the Plan or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including requiring the Participant or his beneficiary or estate to pay any amount required to be withheld. If Common Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made. If the Employee disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

        (b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without Cause even if Awards will be forfeited as a result of employment termination. The grant of an Award to a Consultant or to a Non-Employment Director shall neither confer employment status towards such individual nor prevent the Company from terminating such individual's services.

        (c) Unfunded Plan. Except as provided in Section 17(d), the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. No obligation of the Company under the Plan or any Award shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

        (d) Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or other funding vehicles whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

        (e)             Other Company Benefit and Compensation Programs.
                Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service.

        (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                                                                           10.36



        (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

        (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

        (i) Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

        (j) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of the conflict of laws thereof.

        (k) Effective Date And Termination Date. The Plan shall be effective upon Board approval and adoption, subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Plan shall terminate ten years after the date of Board approval.

        (l) Severability. In the event any provision or provisions of the Plan are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired.